UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

UTi Worldwide Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands		c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01. Entry into a Material Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2015, UTi Worldwide Inc. (the Company) entered into a Term Loan Agreement (the Term Loan Agreement) with Apollo Credit Opportunity Fund III AIV I L.P. as Administrative Agent and the lenders identified therein (the Lenders). Pursuant to the Term Loan Agreement, the Lenders made term loans to the Company, as the borrower, in an aggregate principal amount of $50.0 million (the Term Loans). The proceeds of the Term Loans will be used (i) to pay transaction costs, fees and expenses associated with the Term Loan Agreement and the transactions related thereto, (ii) to provide working capital from time to time for the Company and its subsidiaries and (iii) for other general corporate purposes of the Company and its subsidiaries.

Amounts outstanding under the Term Loans bear interest at a variable rate equal to the “Eurodollar Rate” (as defined in the Term Loan Agreement), plus the “Applicable Margin” which initially is 10.0% per annum, provided that if the merger (the Merger) of the Company with and into Louvre Acquisitionco, Inc., a wholly-owned subsidiary of DSV A/S (DSV), previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on October 9, 2015, does not occur on or prior to June 30, 2016, the “Applicable Margin” shall retroactively be increased to 13.5% effective as of the closing of the transactions under the Term Loan Agreement. Interest accrued on the Term Loans is payable on the last day of each six-month interest period as well as upon the payment or prepayment of the Term Loans.

Unless prepaid or terminated earlier in accordance with their terms, the Term Loans mature on December 17, 2017, at which time all amounts outstanding are immediately due and payable. The Company is obligated to make mandatory prepayments in respect of the Term Loans if prior to the effective time of the Merger the Company or any of its subsidiaries receives net proceeds from a sale of assets in excess of $50.0 million as well as upon the occurrence of other events. The Company may make voluntary prepayments in respect of the Term Loans subject to the terms and conditions set forth in the Term Loan Agreement. In connection with any voluntary or mandatory prepayments, whether by acceleration or otherwise, the Company must pay a make-whole amount equal to the present value of all interest payments (based on the applicable interest rate as set forth in the Term Loan Agreement) that would otherwise have been due and payable through maturity on the amount being prepaid, computed at a discount rate equal to applicable U.S. Treasury rate plus 0.50%.

The Term Loan Agreement contains representations, warranties and affirmative and negative covenants, including specified restrictions on indebtedness, dispositions, restricted payments, transactions with affiliates, liens, fundamental changes and other restrictions applicable to the Company and its subsidiaries. In addition, and subject to certain exceptions, the Term Loan Agreement requires that in the event any of the Company’s subsidiaries incurs any additional debt for borrowed money, or the Company or any of its subsidiaries guarantees indebtedness for borrowed money, after the closing date of the Term Loan Agreement, then such subsidiary must guarantee the Term Loans and/or the Company or such subsidiary, as applicable, must provide the same security to the lenders under the Term Loan Agreement, in each case on an equal and ratable basis. The Term Loan Agreement contains customary events of default, such as non-payment, the failure by the Company to pay certain indebtedness, cross-defaults by the Company under certain other indebtedness, covenant breaches and others. If an event of default occurs, then the Administrative Agent may (and shall at the request of the Requisite Lenders) accelerate the Term Loans and declare the entire principal amount, all interest thereon and all other amounts payable under the Term Loan Agreement immediately due and payable.

Item 8.01. Other Events

On December 4, 2015, the Company filed with the SEC its definitive proxy statement in connection with the Merger and on December 9, 2015, the Company commenced mailing the definitive proxy statement to its shareholders. The Company is working to complete the transaction with DSV as promptly as practicable, which is expected to be in the first calendar quarter of 2016, as previously announced.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction involving DSV A/S (DSV) and the Company will be submitted to the Company’s shareholders for their consideration. In connection with the proposed transaction, the Company has filed relevant materials with the Securities and Exchange Commission (SEC), including the Company’s proxy statement in definitive form, which it has also mailed to its shareholders. This communication is not intended to be, and is not, a substitute for such filings or for any other document that DSV or the Company may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by DSV or the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by going to its investor relations page on its corporate web site at www.go2uti.com.

PARTICIPANTS IN THE SOLICITATION

DSV, the Company, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on May 13, 2015, and in the definitive proxy statement filed by the Company on December 4, 2015. These documents are available free of charge from the SEC and by going to the Company’s investor relations page on its corporate web site at www.go2uti.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction may be included in the other relevant materials DSV and the Company file with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among other things, these forward-looking statements may include statements regarding the proposed merger between the Company and DSV. The Company’s actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in the Company’s filings with the Securities and Exchange Commission, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2015 filed with the SEC and subsequent documents we have or will file with the SEC, those risks discussed in the definitive proxy statement filed with the SEC on December 4, 2015, and the following: the Company has incurred losses for each of the last three fiscal years and during the three and nine months ended October 31, 2015 and such losses are expected to continue; the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due, including near term maturities; the Company’s ability to accurately predict its future business results and liquidity; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks that the carrying values of the Company’s assets might be impaired; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of an investigation by the government of Brazil into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; risks associated with the pending securities class action lawsuit and pending investigation by the SEC; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; the Company’s ability to maintain effective disclosure controls and procedures and effective internal control over financial reporting; the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. Other risks and uncertainties include the timing and likelihood of completion of the proposed merger between the Company and DSV, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could cause the parties to abandon the transaction; the possibility that the Company will not receive the required ordinary shareholder approvals; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: December 18, 2015	By:	/s/ Lance E. D’Amico
Lance E. D’Amico, Executive Vice President, Chief Administrative Officer